SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    Form 8-K


                                 CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) August 7, 1996
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                             Cali Realty Corporation
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             (Exact name of registrant as specified in its charter)


            Maryland                      1-13274              22-3305147
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  (state or other jurisdiction          (Commission             (IRS Employer
       or incorporation)                File Number)       IdentificationNumber)


                  11 Commerce Drive, Cranford, New Jersey 07016
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             Registrant's telephone number, including area code (908) 272-8000
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                                          N/A
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          (Former name or former address, if changed since last report)




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
Item 5.  Other Events
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Pursuant to an Underwriting Agreement (the "Underwriting Agreement"), dated
August 7, 1996, between Cali Realty Corporation ("Cali") and Prudential Securities Incorporated ("Prudential"), Cali sold 3,000,000 shares of its common stock, par value $.01 per share, to the public for a purchase price of $23.125 per share or $69,375,000 in the aggregate. After underwriting discounts and commissions, net proceeds to Cali will be $22.44 per share or $67,320,000 in the aggregate.

The foregoing description of the Underwriting Agreement is not intended to be complete and is qualified in its entirety by the complete text of such document which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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                                                              Sequentially
Exhibit No.          Description                              Numbered Page
- -----------          -----------                              ---------------

1.1                  Underwriting Agreement, dated                   5
                     August 7, 1996, between Cali
                     Realty Corporation and Prudential
                     Securities Incorporated.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CALI REALTY CORPORATION


                                        By:    /s/ Barry Lefkowitz
                                            ------------------------------

                                        Name: Barry Lefkowitz
                                        Title: Vice President - Finance
                                        and Chief Financial
                                        Officer

Date:  August 9, 1996





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
                                  EXHIBIT INDEX


                                                              Sequentially
Exhibit No.    Description                                    Numbered Page
- -----------    -----------                                    -------------

    1.1        Underwriting Agreement, dated August 7, 1996,  5
               between Cali Realty Corporation and Prudential
               Securities Incorporated







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